As filed with the Securities and Exchange Commission on August 7, 2009

Registration No. 333-158963

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

1st FINANCIAL SERVICES CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	6022	26-0207901
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

101 Jack Street

Hendersonville, North Carolina 28792

(Address of Registrant’s principal executive offices, including zip code)

(828) 697-3100

Registrant’s telephone number, including area code

Gregory L. Gibson

1st Financial Services Corporation

101 Jack Street

Hendersonville, North Carolina 28792

(828) 697-3100

(Name, address and telephone number of agent for service)

Copies to:

E. Knox Proctor V, Esq. Ward and Smith, P.A. 1001 College Court New Bern, North Carolina 28562 (252) 672-5427	Anthony Gaeta, Jr., Esq. Todd H. Eveson, Esq. Gaeta & Eveson, P.A. 8305 Falls of Neuse Road, Suite 203 Raleigh, North Carolina 27615 (919) 845-2558

Approximate date of commencement of proposed sale to the public:

As soon as practicable following the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Explanatory Note

The Registrant is filing this pre-effective amendment only to update the consents of Independent Registered Public Accounting firms attached as exhibits 23.01, 23.02, and 23.03 to, and the references to those exhibits in Item 21 of Part II and the Exhibit Index to Part II of, this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Indemnification Under North Carolina Statutes

The North Carolina Business Corporation Act (the “NCBCA”) generally provides for the indemnification of officers and directors of corporations in the manner described below.

Permissible Indemnification.    The NCBCA allows corporations, by charter, bylaw, contract or resolution, to indemnify or agree to indemnify their officers, directors, employees and agents and any persons who are or were serving at the corporations’ request as directors, officers, employees or agents of other entities or enterprises or as trustees or administrators under employee benefit plans, against liability and expenses, including reasonable attorneys’ fees, in any proceedings (including without limitation proceedings brought by or on behalf of the corporations themselves) arising out of their status as such or their activities in any of the foregoing capacities. A corporation’s charter or bylaws, or a contract or resolution, may include provisions for recovery from the corporation of reasonable costs, expenses and attorneys’ fees in connection with the enforcement of rights to indemnification and may include provisions establishing reasonable procedures for determining and enforcing those rights.

Corporations may indemnify persons against liability expenses incurred only where those persons conducted themselves in good faith and reasonably believed (1) in the case of conduct in their official corporate capacity, that their conduct was in the corporation’s best interests, and (2) in all other cases, that their conduct was at least not opposed to the corporations’ best interests; and, in the case of criminal proceedings, they had no reasonable cause to believe their conduct was unlawful. However, corporations may not indemnify persons either in connection with proceedings by or in the right of the corporations in which persons were adjudged liable to the corporations, or in connection with other proceeding charging improper personal benefit to the persons (whether or not involving action in an official capacity) in which the persons were adjudged liable on the basis that personal benefit was improperly received.

Mandatory Indemnification.    Unless limited by a corporation’s charter, the NCBCA requires corporations to indemnify their directors or officers who are wholly successful (on the merits or otherwise) in the defense of proceedings to which they were a party because they were directors or officers of the corporations against reasonable expenses incurred in connection with the proceedings.

Advance for Expenses.    Expenses incurred by directors, officers, employees or agents of corporations in defending proceedings may be paid by the corporations in advance of the final disposition of the proceedings as authorized by their boards of directors in the specific case, or as authorized by their charters or bylaws or by any applicable resolutions or contracts, upon receipt of undertakings to repay amounts advanced unless it ultimately is determined that the persons are entitled to be indemnified against those expenses.

Court-Ordered Indemnification.    Unless otherwise provided in a corporation’s charter, directors or officers of corporations who are parties to proceedings may apply for indemnification to the courts conducting the proceedings or to other courts of competent jurisdiction. On receipt of an application, the courts, after giving any notice they deem necessary, may order indemnification if they determine either (1) that the directors or officers are entitled to mandatory indemnification as described above, in which case the courts also will order the corporations to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (2) that the directors or officers are fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not they met the requisite standard of conduct or were adjudged liable to the corporations in connection with proceedings by or in the right of the corporations or on the basis that personal benefit was improperly received in connection with any other proceedings so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

Parties Entitled to Indemnification.    The NCBCA defines “director” to include ex-directors and the estate or personal representative of a director. Unless their charters provide otherwise, corporations may indemnify and advance expenses to their officers, employees or agents to the same extent as to their directors and also may indemnify and advance expenses to officers, employees or agents who are not directors to the extent, consistent with public policy, as may be provided in their charters or bylaws, by general or specific action of their boards of directors, or by contract.

Indemnification of Registrant’s Directors and Officers

Registrant’s Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by North Carolina law and require Registrant’s board of directors to take all actions necessary and appropriate to authorize such indemnification. Under North Carolina law, corporations may purchase insurance on behalf of persons who are or were their directors or officers against liability arising out of their status as such. Registrant currently maintains a directors’ and officers’ liability insurance policy covering its directors and executive officers.

Elimination of Director Liability

Registrant’s Articles of Incorporation provide that, to the extent permitted by the NCBCA, individuals serving as directors will not be personally liable in an action by or in the right of Registrant or otherwise for monetary damages for breach of their duties as directors. Under this charter provision, if the North Carolina statutes are amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of Registrant’s directors will be eliminated or limited to the fullest extent permitted by the statutes as amended.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits.    The following exhibits are filed or furnished herewith or incorporated herein by reference as part of this Registration Statement:

Exhibit Number	Description
2.01	Agreement and Plan of Merger (incorporated herein by reference from exhibits to Registrant’s 2008 Annual Report on Form 10-K)

3.01	Registrant’s Articles of Incorporation (incorporated herein by reference from exhibits to Registrant’s 2008 Annual Report on Form 10-K)

3.02	Registrant’s Bylaws (incorporated herein by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

4.01	Form of Certificate for the Series A Preferred Stock (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

4.02	Warrant dated November 14, 2008, for the purchase of shares of Common Stock (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

4.03	Letter Agreement with U.S. Treasury dated November 14, 2008 (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

5.01*	Opinion of Ward and Smith, P.A. as to the legality of the securities

8.01*	Opinion of Porter Keadle Moore, LLP as to federal income tax matters

Exhibit Number	Description
10.01	Employment Agreement between Registrant and Gregory L. Gibson (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

10.02	Employment Agreement between Registrant and B. Lee Beason (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

10.03	Employment Agreement between Registrant and Peggy H. Denny (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

10.04	Employment Agreement between Registrant and Vincent K. Rees (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

10.05	Employment Agreement between Registrant and Kirk P. Robinson (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

10.06	Endorsement Split Dollar Agreement between Mountain 1st and Gregory L. Gibson (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.07	Endorsement Split Dollar Agreement between Mountain 1st and Vincent K. Rees (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.08	Endorsement Split Dollar Agreement between Mountain 1st and Peggy H. Denny (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.09	Endorsement Split Dollar Agreement between Mountain 1st and B. Lee Beason (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.10	Endorsement Split Dollar Agreement between Mountain 1st and Kirk P. Robinson (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.11	Salary Continuation Agreement between Mountain 1st and Gregory L. Gibson (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.12	Salary Continuation Agreement between Mountain 1st and Vincent K. Rees (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.13	Salary Continuation Agreement between Mountain 1st and Peggy H. Denny (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.14	Salary Continuation Agreement between Mountain 1st and B. Lee Beason (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.15	Salary Continuation Agreement between Mountain 1st and Kirk P. Robinson (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.16	2008 Omnibus Equity Plan (incorporated by reference from exhibit to Registrant’s current report on Form 8-K dated July 28, 2008

10.17	Employee Stock Option Plan (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.18	Amendment No. 1 to Employee Stock Option Plan (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.19	Form of Employee Stock Option Agreement (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.20	Director Stock Option Plan (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

Exhibit Number	Description
10.21	Amendment No. 1 to Director Stock Option Plan (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.22	Form of Director Stock Option Agreement (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.23	Letter Loan Agreement with BB&T — Line of Credit dated June 25, 2008, Letter Loan Agreement — Line of Credit dated June 25, 2008, by and between 1st Financial Services Corporation and Branch Banking and Trust Company (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated June 25, 2008)

10.24	Promissory Note dated June 25, 2008, by 1st Financial Services Corporation (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated June 25, 2008)

10.25	Addendum to Promissory Note dated June 25, 2008, by 1st Financial Services Corporation (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated June 25, 2008)

10.26	Pledge and Security Agreement dated June 25, 2008, by 1st Financial Services Corporation for the benefit of Branch Banking and Trust Company (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated June 25, 2008)

10.27	Form of Indemnification Agreement by and between the Registrant and each of its directors, Kirk P. Robinson and Peggy H. Denny (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated July 28, 2008)

10.28	Letter Agreement dated November 14, 2008, between the Registrant and the United States Department of the Treasury (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

21.01*	List of subsidiaries (previously filed)

23.01	Consent of Elliot Davis, PLLC to the inclusion of the financial statements of Registrant (filed herewith)

23.02	Consent of Brown, Edwards and Company to the inclusion of the financial statements of Registrant (filed herewith)

23.03	Consent of Elliott Davis, PLLC to the inclusion of the financial statements of AB&T Financial Corporation (filed herewith)

23.04*	Consent of The Carson Medlin Company for Registrant

23.05*	Consent of FIG Partners, LLC for AB&T Financial Corporation

23.06*	Consent of Ward and Smith, P.A. regarding legal opinion (incorporated by reference from the opinion previously filed)

23.07*	Consent of Porter Keadle Moore, LLP regarding tax opinion (incorporated by reference from he opinion previously filed)

24.01	Powers of Attorney for directors of Registrant (included on the signature page of this Registration Statement)

99.01*	Opinion of The Carson Medlin Company (incorporated by reference from the opinion previously filed)

99.02*	Opinion of FIG Partners, LLC (incorporated by reference from the opinion previously filed)

99.03*	Form of Appointment of Proxy for special meeting of AB&T Financial Corporation’s shareholders

99.04*	Form of Appointment of Proxy for special meeting of Registrant’s shareholders

99.05*	Consent of Wayne F. Shovelin pursuant to Rule 438

*	Previously filed

Financial Statement Schedules.    No separate financial statement schedules are being filed as all required schedules either are not applicable or are contained in the financial statements included in the Prospectus.

Item 22.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and,

(iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(c) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registration pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hendersonville, State of North Carolina, on August 7, 2009.

By:	/S/ Gregory L. Gibson
Gregory L. Gibson Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ Gregory L. Gibson Gregory L. Gibson	Chairman, President and Chief Executive Officer (Chief Executive Officer)	August 7, 2009

/S/ Roger A. Mobley Roger A. Mobley	Chief Financial Officer (Chief Financial Officer)	August 7, 2009

* Bradley B. Schnyder	Chairman	August 7, 2009

* William H. Burton	Vice Chairman	August 7, 2009

* B. Lee Beason	Director	August 7, 2009

* Michael D. Foster	Director	August 7, 2009

* James C. Kirkpatrick	Director	August 7, 2009

* H. Steve McManus	Director	August 7, 2009

* Van F. Phillips	Director	August 7, 2009

* Vincent K. Rees	Director	August 7, 2009

* Catherine H. Schroader	Director	August 7, 2009

* John S. Sheiry	Director	August 7, 2009

*By:	/S/ Gregory L. Gibson
Gregory L. Gibson Attorney in Fact

EXHIBIT INDEX

Exhibit Number	Description
2.01	Agreement and Plan of Merger (incorporated herein by reference from exhibits to Registrant’s 2008 Annual Report on Form 10-K)

3.01	Registrant’s Articles of Incorporation (incorporated herein by reference from exhibits to Registrant’s 2008 Annual Report on Form 10-K)

3.02	Registrant’s Bylaws (incorporated herein by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

4.01	Form of Certificate for the Series A Preferred Stock (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

4.02	Warrant dated November 14, 2008, for the purchase of shares of Common Stock (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

4.03	Letter Agreement with U.S. Treasury dated November 14, 2008 (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

5.01*	Opinion of Ward and Smith, P.A. as to the legality of the securities

8.01*	Opinion of Porter Keadle Moore, LLP as to federal income tax matters

10.01	Employment Agreement between Registrant and Gregory L. Gibson (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

10.02	Employment Agreement between Registrant and B. Lee Beason (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

10.03	Employment Agreement between Registrant and Peggy H. Denny (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

10.04	Employment Agreement between Registrant and Vincent K. Rees (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

10.05	Employment Agreement between Registrant and Kirk P. Robinson (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

10.06	Endorsement Split Dollar Agreement between Mountain 1st and Gregory L. Gibson (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.07	Endorsement Split Dollar Agreement between Mountain 1st and Vincent K. Rees (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.08	Endorsement Split Dollar Agreement between Mountain 1st and Peggy H. Denny (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.09	Endorsement Split Dollar Agreement between Mountain 1st and B. Lee Beason (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.10	Endorsement Split Dollar Agreement between Mountain 1st and Kirk P. Robinson (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.11	Salary Continuation Agreement between Mountain 1st and Gregory L. Gibson (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.12	Salary Continuation Agreement between Mountain 1st and Vincent K. Rees (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.13	Salary Continuation Agreement between Mountain 1st and Peggy H. Denny (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.14	Salary Continuation Agreement between Mountain 1st and B. Lee Beason (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.15	Salary Continuation Agreement between Mountain 1st and Kirk P. Robinson (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.16	2008 Omnibus Equity Plan (incorporated by reference from exhibit to Registrant’s Current Report on Form 8-K dated July 28, 2008)

10.17	Employee Stock Option Plan (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.18	Amendment No. 1 to Employee Stock Option Plan (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.19	Form of Employee Stock Option Agreement (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.20	Director Stock Option Plan (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.21	Amendment No. 1 to Director Stock Option Plan (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.22	Form of Director Stock Option Agreement (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated May 24, 2008)

10.23	Letter Loan Agreement with BB&T — Line of Credit dated June 25, 2008, Letter Loan Agreement - Line of Credit dated June 25, 2008, by and between 1st Financial Services Corporation and Branch Banking and Trust Company (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated June 25, 2008)

10.24	Promissory Note dated June 25, 2008, by 1st Financial Services Corporation (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated June 25, 2008)

10.25	Addendum to Promissory Note dated June 25, 2008, by 1st Financial Services Corporation (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated June 25, 2008)

10.26	Pledge and Security Agreement dated June 25, 2008, by 1st Financial Services Corporation for the benefit of Branch Banking and Trust Company (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated June 25, 2008)

10.27	Form of Indemnification Agreement by and between the Registrant and each of its directors, Kirk P. Robinson and Peggy H. Denny (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated July 28, 2008)

10.28	Letter Agreement dated November 14, 2008, between the Registrant and the United States Department of the Treasury (incorporated by reference from exhibits to Registrant’s Current Report on Form 8-K dated November 13, 2008)

21.01*	List of subsidiaries (previously filed)

23.01	Consent of Elliot Davis, PLLC to the inclusion of the financial statements of Registrant (filed herewith)

23.02	Consent of Brown, Edwards and Company to the inclusion of the financial statements of Registrant (filed herewith)

23.03	Consent of Elliot Davis, PLLC to the inclusion of the financial statements of AB&T Financial Corporation (filed herewith)

23.04*	Consent of The Carson Medlin Company for Registrant

23.05*	Consent of FIG Partners, LLC for AB&T Financial Corporation

23.06*	Consent of Ward and Smith, P.A. regarding legal opinion (incorporated by reference from the opinion previously filed)

23.07*	Consent of Porter Keadle Moore, LLP regarding tax opinion (incorporated by reference from the opinion previously filed)

24.01	Powers of Attorney for directors of Registrant (included on signature page)

99.01*	Opinion of The Carson Medlin Company (incorporated by reference from the opinion previously filed)

99.02*	Opinion of FIG Partners, LLC (incorporated by reference from the opinion previously filed)

99.03*	Form of Appointment of Proxy for special meeting of AB&T Financial Corporation’s shareholders

99.04*	Form of Appointment of Proxy for special meeting of Registrant’s shareholders

99.05*	Consent of Wayne F. Shovelin pursuant to Rule 438

*	Previously filed